Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 14, 2014	INSIGHT VENTURE PARTNERS VI, L.P.

By: Insight Venture Associates VI, L.P., its general partner
By: Insight Holdings Group, LLC, its general partner

	By:	/s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

Dated: February 14, 2014	INSIGHT VENTURE PARTNERS (CAYMAN) VI, L.P.

By: Insight Venture Associates VI, L.P., its general partner
By: Insight Holdings Group, LLC, its general partner

	By:	/s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

Dated: February 14, 2014	INSIGHT VENTURE PARTNERS VI (CO-INVESTORS), L.P.

By: Insight Venture Associates VI, L.P., its general partner
By: Insight Holdings Group, LLC, its general partner

	By:	/s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

Dated: February 14, 2014	INSIGHT VENTURE ASSOCIATES VI, L.P.

By: Insight Holdings Group, LLC, its general partner

	By:	/s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

Dated: February 14, 2014	INSIGHT HOLDINGS GROUP, LLC

	By:	/s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member